SECRETARY'S CERTIFICATE
                                       OF
                    CHARTER NATIONAL LIFE INSURANCE COMPANY

The undersigned, Secretary of CHARTER NATIONAL LIFE INSURANCE COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, hereby certifies that the following resolutions were adopted under Agreement for Action of the Board Without a Meeting dated January 31, 1986, and are in full force and effect as of the date of this Certificate.

          BE IT RESOLVED, that the Board of Directors of Charter National Life Insurance Company ("Company"), pursuant to the provisions of Section
          376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated "Charter National Variable Account" (hereinafter "Variable Account") for the following use and purposes, and subject to such conditions as hereinafter as hereinafter set forth:

          FURTHER RESOLVED, that Variable Account is established for the purpose of providing for the issuance by the Company of flexible premium variable life insurance policies ("Policies") and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies. The form of such Policies shall be kept on file in the Secretary's Office;

          FURTHER RESOLVED, that the income, gains, and losses, whether or not realized, from assets allocated to Variable Account shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains, or losses of the company;

          FURTHER RESOLVED, that the portion of the assets of Variable Account equal to the reserves and other contract liabilities with respect to Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct;

          FURTHER RESOLVED, that Variable Account shall be divided into Investment Subaccounts, each of which shall invest in the shares of an investment company, and net premiums under the Policies shall be allocated to the eligible portfolios set forth in the Policies in accordance with instructions received from owners of the Policies.

          FURTHER RESOLVED, that the Board of Director expressly reserves the right to add, combine, or remove any Investment Subaccount of Variable Account as it may hereafter deem necessary or appropriate;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior Vice President, any Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Variable Account or in any investment Subaccount thereof as may be deemed necessary or appropriate to



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          facilitate the commencement of Variable Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940;

          FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, any Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Variable Account as deemed necessary or appropriate and consistent with the terms of the Policies;

          FURTHER RESOLVED, that the Board of Directors of the Company reserve the right to change the designation of Variable Account hereafter to such other designation as it may deem necessary or appropriate;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior Vice President, any Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel, and independent consultants or others as they may require, be, and they hereby are severally authorized and directed to take all action necessary to: (a) register Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of Variable Account in order to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the
          Investment Company Act of 1940, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account; and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Variable Account and the Company and on behalf of and as attorneys-in-fact for the principal executive office and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company;

          FURTHER RESOLVED, that D. T. Cumming, President, and G. T. Mitchell, Executive Vice President, are duly appointed as agents for service under any such

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          registration  statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized on behalf of Variable Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings, and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of any of the states of the United States of America and other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Variable Account and the Company;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Variable Account and of the Company to execute and file irrevocable written consents on the part of Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Polices and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Account and of the Company for the purpose of receiving and accepting process;

          FURTHER RESOLVED, that the President, Executive Vice President, any Service Vice President, or any vice President, and each of them, with full power to act without the others, be and they hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Policies with respect to securities owned by the Variable Account;

          FURTHER RESOLVED, that the President, the Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with CNL, Inc. ("CNL") or other qualified entity under which CNL or such other entity will be appointed principal underwriter and distributor of the Policies and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or

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          custodial  services  in  connection  with  the  establishment  and maintenance of Variable Account and the design, issuance, and administration of the Policies;

          FURTHER RESOLVED, that because it is expected that Variable Account will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, the President, Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made;

          FURTHER RESOLVED, that the President, Executive Vice President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as may be deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

          FURTHER RESOLVED, that the Company shall, and it hereby does, establish and maintain the following standards of suitability with regard to the Policies:

          1. Unless the Company has reasonable grounds to believe the purchase of a flexible premium variable life insurance policy is suitable for the applicant on the basis of information concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or the agent making the recommendation:

               a.	no recommendation shall be made to an applicant to purchase
                    such Policy and

               b.	no such Policy shall be issued.

          2.	The Company will make it clear to the applicant that, depending on the investment performance of the Investment Subaccounts in which he elects to have his premium invested:

               a.	the cash value and death benefit of his Policy may increase
                    or decrease and

               b.	his Policy may terminate without value prior to age 100.

          3.	Each applicant will be provided with a current prospectus on the
               Policy  and  the  Subaccounts  available  for  investment.

          4.	The Company will inquire of the applicant whether the premium is less  than  20%  of  his  net  worth.


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          FURTHER  RESOLVED,  that  the  Statement  of  Supervisory  Procedures attached hereto and incorporated herein by reference be, and it hereby is, fully ratified. Such procedures conform to the Standards of Conduct requirements of various regulatory organizations.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the corporation this 31st day of January, 1986.

                                                           /s/ P. M. Frank
                                                           ---------------
                                                           P.M. Frank, Secretary

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